UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

CAPELLA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175188	20-2767829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Corporate Centre Drive, Suite 200 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 764-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On December 3, 2014, Capella Healthcare, Inc., a Delaware corporation (the “Company”), will be providing financial information to lenders in connection with the presentation described in Item 7.01 below. The lender presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

On December 3, 2014, members of the Company’s executive management team will meet with lenders in conjunction with the arrangement of a proposed $100 million senior secured term loan facility. The proposed credit facility would be used primarily to finance the acquisition of a controlling ownership interest in Carolina Pines Regional Medical Center (“Carolina Pines”), a 116-bed acute care facility located in Hartsville, South Carolina, and to pay down drawn amounts under the Company’s existing senior secured asset-based loan revolving credit facility. At the meeting, management will make a presentation to lenders and will separately distribute, on a confidential basis, certain supplemental information and a confidential information memorandum. The lenders presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01. The Carolina Pines acquisition remains subject to customary regulatory approvals, and there can be no assurances that the Carolina Pines acquisition or the contemplated financing will be completed.

Cautionary Statement about Preliminary Results and other Forward-Looking Information

This Current Report on Form 8-K and the Exhibits attached hereto contain forward-looking statements based on current management expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward looking statements. These factors include, but are not limited to, (1) the impact of healthcare reform and other changes in government programs; (2) spending cuts resulting from the Budget Control Act of 2011; (3) the impact of the economy; (4) growth of uninsured and “patient due” accounts and a deterioration in the collectability of these accounts; (5) federal or state programs that reduce our Medicare or Medicaid payments; (6) the reduction or elimination of payments from third-party payors or the inability to negotiate contracts or maintain satisfactory relationships with third-party payors; (7) controls designed to reduce inpatient services may reduce our revenue; (8) any shortage of qualified professional and staff personnel; (9) our ability to recruit and retain quality physicians; (10) the loss of the services of one or more of our executive management team; (11) our ability to comply with extensive laws and government regulations, including fraud and abuse laws; (12) competition from other hospitals or healthcare providers, including physicians; (13) concentration of revenue in a small number of states, which makes us particularly sensitive to regulatory and economic changes in those states; (14) our access to licensed information systems and the ability to integrate changes to our existing information systems or information systems of acquired hospitals; (15) liabilities for professional liability and other claims brought against our facilities; (16) potential legal and reputational risk as a result of our access to personal information of our patients; (17) state efforts to regulate the construction or expansion of healthcare facilities; (18) the industry trend toward value based purchasing; (19) our substantial indebtedness and ability to generate cash flow to service or refinance our indebtedness; and (20) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Lenders Presentation, dated December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capella Healthcare, Inc.

By:	/s/ Denise W. Warren
Denise W. Warren
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 3, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lenders Presentation, dated December 3, 2014